UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2009

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland	0-31957	38-0135202
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

100 S. Second Ave., Alpena, Michigan 49707
 (Address of principal executive offices)
(989) 356-9041
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 23, 2009, First Federal of Northern Michigan Bancorp, Inc. (the “Company”) received written notice from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is currently not in compliance with Nasdaq’s continued listing requirement for listing on the Nasdaq Global Market under Marketplace Rule 5450(b)(1)(C) (the “MVPHS Rule”) because the value of its publicly held shares dropped below $5,000,000 for 30 consecutive business days. In accordance with Marketplace Rule 5810(c)(3)(D), the Company has until February 22, 2010 to regain compliance with the MVPHS Rule or be subject to delisting from the Nasdaq Global Market. If, prior to February 22, 2010, the market value of the Company’s publicly held shares of common stock exceeds $5,000,000 for at least 10 consecutive business days, the Nasdaq will provide written confirmation of compliance and the matter will be closed.

If compliance with the MVPHS Rule cannot be established prior to February 22, 2010, the Company’s common stock will be subject to delisting from the Nasdaq Global Market. The Company may, however, be eligible for listing on The Nasdaq Capital Market.

The Company intends to evaluate all its options with respect to the listing of its common stock, including the transfer of the listing of its common stock to the Nasdaq Capital Market.

The Company issued a press release on November 27, 2009 that disclosed its receipt of this notice from Nasdaq. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated November 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL OF NORTHERN MICHIGAN
BANCORP, INC.

Date: November 27, 2009	By:	/s/ Amy E. Essex
Amy E. Essex
Chief Financial Officer
(Duly Authorized Representative)